Exhibit 99.2

The premier capital provider to the hospitality industry™	NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO & Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST JOINS S&P REIT COMPOSITE INDEX
DALLAS — (October 5, 2007) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced that it has been added to Standard & Poor’s REIT Composite Index. The Company was added to the index after the close of trading on October 5, 2007.
Introduced in 1997, the S&P U.S. REIT Composite index measures the securitized U.S. Real Estate Investment Trust (REIT) market. Designed as a market indicator, the S&P U.S. REIT Composite contains 100 REITs selected on the basis of their market capitalization, public float, liquidity, trading history and financial viability, as well as market representation according to geography and property type. The S&P U.S. REIT Composite covers approximately 89% of the U.S. REIT market capitalization.
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
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